UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2016, Unilife Corporation (the “Company”) entered into a First Amendment (the “First Amendment to the Purchase Agreement”) to that certain stock purchase agreement (the “Purchase Agreement”), dated November 9, 2015, with Discover Growth Fund (the “Fund”). Pursuant to the Purchase Agreement, the Fund purchased 790 shares of the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (collectively, the “Preferred Shares”) for which the Fund paid $7,500,000.00 in cash. Pursuant to the First Amendment to the Purchase Agreement, the Company acknowledges that the Fund has at all times fully and completely complied with all of its obligations under the Purchase Agreement.

The Fund has converted all of the Preferred Shares, and the parties entered into the First Amendment to the Purchase Agreement to resolve the final and total of number shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be delivered by the Company to the Fund as result of the conversion.

Pursuant to the First Amendment to the Purchase Agreement, in full accord and satisfaction of all obligations under the Purchase Agreement and the remaining Transaction Documents (as defined in the Purchase Agreement), the Company agreed to issue to the Fund an additional 8,316,678 shares (collectively, the “Shares”) of Common Stock, the approximate amount that may be issued under Nasdaq Listing Rule 5635(d) without shareholder approval which the Company has not obtained. The Company agreed to notify its transfer agent on February 3, 2016 to immediately issue and deliver to the Fund 7,250,000 of the Shares. The Company further agreed to notify its transfer agent to issue the remaining 1,066,678 Shares immediately upon written request by the Fund.

Pursuant to the First Amendment to the Purchase Agreement, upon the timely delivery of the Shares, the Company will have no further obligations to the Fund with respect to any of the Preferred Shares, Conversion Notices (as defined in the pursuant to the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock) or any of the Transaction Documents. Following the issuance of the Shares, the Company will have issued 27,846,890 shares of Common Stock to the Fund in connection with the Purchase Agreement, as amended by the First Amendment to the Purchase Agreement. The Fund is no longer the holder of any Preferred Shares.

The First Amendment to the Purchase Agreement contains a mutual release of claims between the Company and the Fund and contains customary representations and warranties made by such parties. The Company also agreed to provide the Fund with indemnification for breaches of the First Amendment to the Purchase Agreement and for certain third-party claims, and the Fund agreed to continue the same activity restrictions provided for in the Purchase Agreement.

The foregoing description of the First Amendment to the Purchase Agreement is only a summary of certain terms and agreements discussed therein. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the Purchase Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Stock Purchase Agreement, dated February 3, 2016, by and between Unilife Corporation and Discover Growth Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 3, 2016	By:	/s/ Alan Shortall
		Name:	Alan Shortall
		Title:	Chairman and Chief Executive Officer

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